FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
2004 EMPLOYEE STOCK PURCHASE PLAN
FINANCIAL STATEMENTS
MAY 31, 2008 AND 2007
WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WILMINGTON TRUST CORPORATION
2004 EMPLOYEE STOCK PURCHASE PLAN
TABLE OF CONTENTS
FINANCIAL STATEMENTS

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Report of Independent Registered Public Accounting Firm
Wilmington Trust Corporation
Benefits Administration Committee:
We have audited the accompanying statements of financial condition of the Wilmington Trust Corporation 2004 Employee Stock Purchase Plan (the Plan) as of May 31, 2008 and 2007, and the related statements of changes in participants’ equity for each of the years in the three-year period ended May 31, 2008. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of May 31, 2008 and 2007, and the related statements of changes in participants’ equity for each of the years in the three-year period ended May 31, 2008, in conformity with U.S. generally accepted accounting principles.
Note B of the accompanying financial statements discloses that, on May 31, 2008, the Plan was terminated in accordance with the plan agreement and replaced with the Wilmington Trust Corporation 2008 Employee Stock Purchase Plan.

/s/ KPMG LLP
Philadelphia, Pennsylvania
August 29, 2008

WILMINGTON TRUST CORPORATION
2004 EMPLOYEE STOCK PURCHASE PLAN
STATEMENTS OF FINANCIAL CONDITION

	May 31,	May 31,
	2008	2007
ASSETS
Cash	$556,191	$3,411,709

LIABILITIES AND PARTICIPANTS’ EQUITY
Taxes withheld for participants	$—	$1,073
Participants’ equity	556,191	3,410,636

Total liabilities and participants’ equity	$556,191	$3,411,709

See notes to financial statements.

WILMINGTON TRUST CORPORATION
2004 EMPLOYEE STOCK PURCHASE PLAN
STATEMENTS OF CHANGES IN PARTICIPANTS’ EQUITY

	Years Ended May 31,
	2008	2007	2006
ADDITIONS

Investment income – interest	$635	$3,981	$2,918

OTHER ADDITIONS

Contributions from participants (including amounts due back to participants of $717, $1,506 and $2,118 at May 31, 2008, 2007 and 2006, respectively)	555,556	3,407,728	3,127,826

	556,191	3,411,709	3,130,744

DEDUCTIONS

Distributions to participants:
Wilmington Trust Corporation common stock (Note C)	3,406,222	3,125,708	3,133,542
Cash	5,487	5,036	61,653

	3,411,709	3,130,744	3,195,195

NET ADDITIONS/ (DEDUCTIONS)	(2,855,518)	280,965	(64,451)

PARTICIPANTS’ EQUITY AT BEGINNING OF YEAR	3,411,709	3,130,744	3,195,195

PARTICIPANTS’ EQUITY AT END OF YEAR	$556,191	$3,411,709	$3,130,744

See notes to financial statements.

WILMINGTON TRUST CORPORATION
2004 EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2008 AND 2007
NOTE A — SIGNIFICANT ACCOUNTING POLICIES
Investments consist of interest-bearing savings accounts held by Wilmington Trust Company, a related party. Those accounts are carried at fair market value.
The administrative costs of the 2004 Employee Stock Purchase Plan (the “Plan”) of Wilmington Trust Corporation (the “Corporation”) are paid by the Corporation.
The financial statements of the Plan are prepared on the accrual basis. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Securities transactions are recorded on a trade date basis. Income from investments is recorded when earned.
NOTE B — DESCRIPTION OF PLAN
The Board of Directors of the Corporation approved the Plan on February 26, 2004. The Corporation’s stockholders approved the Plan on April 15, 2004, to commence on June 1, 2004. The Board of Directors had the authority to amend or terminate the plan at any time; however, the plan terminated automatically on May 31, 2008. The Plan replaced the Corporation’s 2000 Employee Stock Purchase Plan, which terminated on May 31, 2004 and contained substantially similar provisions. The Plan provides for the purchase of up to 800,000 shares of the Corporation’s common stock by eligible employees. For any annual offering period, each eligible employee may have elected to have up to the lesser of 10% of his or her annual base salary or $25,000 deducted from his or her pay and accumulated with interest until the end of the offering period. The minimum contribution must be an amount equal to the offering price of five shares. The annual offering period that is the subject of these financial statements began June 28, 2007, and ended May 31, 2008.
Eligibility
Employees of the Company and those of its subsidiaries who had completed at least one month of continuous service and were scheduled to work more than 15 hours per week and more than five months per calendar year were eligible to participate in the Plan as of the first day of the offering period beginning at least one month after the employee’s first day of employment.

WILMINGTON TRUST CORPORATION
2004 EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2008 AND 2007
Participant Accounts
The Plan is a defined contribution plan under which a separate individual account is established for each participant. At the end of each annual offering period, the balance in each participant’s payroll deduction account is applied to the purchase of the largest number of full shares of the Corporation’s common stock possible without exceeding the maximum number of shares the participant elected. For the most recent plan year, the price at which the shares are deemed to have been purchased is equal to 85% of the last sale price of the Corporation’s common stock on the New York Stock Exchange at the beginning of the offering period. Any unused balance in a participant’s account at the end of an offering period is refunded to the participant, with interest. Shares to be purchased under the Plan are authorized common shares of the Corporation.
Shares to be delivered to an employee will be registered in the employee’s name.
The Plan had 353 participants at May 31, 2008 and 1,128 participants at May 31, 2007.
Termination of Plan
On February 28, 2008, the Board of Directors of the Corporation adopted the Wilmington Trust Corporation 2008 Employee Stock Purchase Plan, which replaces the Plan with a new plan which contains substantially similar provisions. The Corporation’s stockholders approved the new plan on April 17, 2008. The Board of Directors has the authority to amend or terminate the new plan at any time; however, the new plan will terminate automatically on May 31, 2013.
NOTE C — RELATED PARTY TRANSACTIONS
The Benefits Administration Committee administers the Plan as well as issues its common stock to participants.
The Corporation issued 15,143 shares of its common stock at $36.64 per share for the annual offering period ended May 31, 2008, 91,911 shares of its common stock at $37.06 per share for the annual offering period ended May 31, 2007, and 102,348 shares of its common stock at $30.54 per share for the annual offering period ended May 31, 2006. The Plan disbursed $554,839, $3,406,222, and $3,125,708 from the Plan to purchase those shares in June 2008, 2007, and 2006, respectively. The $1,352 in plan assets remaining after the disbursement in 2008 reflects amounts due back to participants related to overpayments and interest.
Plan investments consist of interest-bearing savings accounts held by Wilmington Trust Company, a related party.

WILMINGTON TRUST CORPORATION
2004 EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2008 AND 2007
NOTE D — INCOME TAX STATUS
It is the intention of the Corporation to have the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan are construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. At the time of issuance to the individual, the difference between the purchase price and the fair market value of the stock purchased under the Plan is not includable in the participant’s gross income for federal income tax purposes.
NOTE E — TERMINATION
As described in Note B, the Plan was terminated on May 31, 2008 in accordance with the Plan document. Options previously granted were not affected by the termination.